Exhibit 10.17(S-1)

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE
BEEN SEPARATELY FILED WITH THE COMMISSION

ADMINISTRATIVE SERVICES AND SUPPORT AGREEMENT

          THIS AGREEMENT is entered into as of the 14th day of July, 2008 (the “Effective Date”) between CFO Medical Services, Inc. (“CFO”), of 1500 Pleasant Valley Way, Suite 301, West Orange, NJ 07052 and Edward M. Decter, M.D. (“Physician”) of 46 Sullivan Drive, West Orange, NJ 07052.

          WHEREAS, a certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 21, 2008, has been entered into by and among ExamWorks, Inc. (“ExamWorks”), ExamWorks NJ, LLC, CFO and certain shareholders of CFO set forth therein, including Physician; and

          WHEREAS, Physician is duly licensed to practice medicine and is qualified to perform certain independent medical evaluations (“IMEs” or “Evaluations”), including medical examinations and/or tests (“Examinations”); the rendering of medical examination reports (“Reports”); and similar or related services; (collectively, “Services”), upon or with regard to various persons (“Examinees”) whose medical condition may be at issue; and

          WHEREAS, CFO is engaged in the business of, among other things, providing administrative support and related non-medical services related to the performance by physicians of the Services for insurance companies, attorneys and other third parties requesting such services (“Clients”); and

          WHEREAS, CFO through its efforts and experience has established a network of Clients; and

          WHEREAS, CFO is also capable of coordinating the needs of Clients with physicians, such as Physician, who are qualified and capable of providing the Services and is willing and able to make available its network of Clients to the Physician, and the Services of Physician to its network of Clients, subject to the terms and conditions stated herein; and

          WHEREAS, the parties, respectively, make the following “Threshold Representations”: (1) Physicians represents that Physician is engaged in a medical practice completely independent of CFO; that Physician is a licensed physician authorized and in good standing to practice medicine in the State(s) of New York, New Jersey and Colorado; that Physician either practices alone or as part of a group, a professional corporation or association, a partnership or limited liability corporation or university-affiliated medical practice, partnership, corporation, LLC, or other entity (collectively, “His/Her Group”); that Physician is board Certified as a specialist in orthopedics; and that Physician has complied with all federal, state or local laws regarding business and professional permits and licenses, or any other applicable laws or regulations that may be required to carry out the services to be performed under this Agreement; (2) CFO represents that CFO is not engaged in the practice of medicine and will not seek to influence the independent professional medical judgment of Physician with respect to the performance of the Services by Physician and that the services rendered by CFO to the Physician hereunder will not in any way interfere with the physician-patient relationship,

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          NOW, THEREFORE, in reliance on the foregoing representations, incorporated herein by this reference, CFO and Physician, intending to be legally bound, and in consideration for the mutual promises set forth herein, the sufficiency of which is acknowledged, agree to the following terms and conditions:

          1. NATURE OF RELATIONSHIP. CFO will assist Physician in locating Clients in need of the Services and will further provide such administrative, support and related non-medical services necessary or required for the Physician to perform the Services, including, without limitation, coordinating the Clients in need of the Services with Physician and in scheduling Physician to provide the Services to those Clients who request CFO to assign or schedule a physician to perform the Services on such client’s behalf, and Physician agrees to accept such engagements with Clients as CFO shall make available to Physician, except such opportunities as Physician specifically declines in accordance with section 4 of this Agreement. The Physician shall be compensated in accordance with the fees set forth in Schedule A attached hereto for Services actually and professionally performed by Physician, which fees are net of CFO’s compensation for its services and which are subject to reduction because of Physician’s failure to fulfill the Service Requirements set forth on Schedule B attached hereto. No treatment of any type shall be rendered (nor, for example, shall prescriptions be written or medication dispensed by Physician) under the terms of this Agreement. Physician shall not assign to any other physician his/her/its obligation to render services to an Examinee, without the prior written approval of CFO.

          2. CONFLICT. If Physician or anyone in his/her Group is or has already been the treating physician of the Examinee or otherwise previously had a physician-patient relationship with the Examinee, Physician agrees that a conflict may exist potentially disqualifying Physician from performing the Services; and Physician will so notify CFO within forty-eight (48) hours of being requested to perform the proposed Examination and before performing any of the Services on the Examinee as scheduled by CFO. Upon receiving notice of such conflict, CFO, upon its sole discretion, may reschedule the Examination with another physician.

          3. GOOD STANDING. Physician agrees that he or she is qualified to perform the Services and is duly licensed, board-certified, and in good standing in the jurisdiction where, and at the time, the Services are being rendered by Physician.

          4. WORKLOAD/AVAILABILITY. (a) Except as set forth in Section 5(d) below, Physician understands that CFO makes no representation or guarantee concerning the total number of Examinations or amount of Services that Physician may be scheduled to perform pursuant to this Agreement. Prior to Physician being requested to perform an Examination, CFO will contact Physician and determine Physician’s availability to perform such Examination and to render a report within the time in which the Client wishes the Services provided. If Physician is available, CFO may schedule the Physician to perform the Services on the Examinee. Upon receipt of a request by CFO to perform an Evaluation, Physician may either accept, or, upon as much notice to CFO as is possible (but not less than fourteen (14) calendar days notice, absent an extreme emergency), reject the request. In the absence of a timely written rejection, it will be assumed that the request has been accepted.

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                    (b) Once the request has been accepted by Physician, CFO will then coordinate the appointment. Should Physician become unavailable, Physician will immediately provide CFO with notice of his/her unavailability. The minimum notice required of Physician to CFO under these circumstances is fourteen (14) calendar days unless the Client has given CFO less than this amount of time to perform an Examination, in which case the maximum possible notice of Physician’s unavailability shall be provided by Physician to CFO. Cancellations on shorter notice will be permitted in the case of an extreme emergency. Cancellations without adequate notice or explanation may disqualify Physician from being scheduled to perform future Examinations, other than “Addendum” or other follow-up services relating to Examinations previously performed, and the cancellation of this Agreement by CFO.

                    (c) Physician will promptly notify CFO of any problems with (i) Examinee compliance, (ii) Examinee ‘no-shows’, or (iii) Physician’s non-receipt of necessary records. Following the scheduled appointment, Physician shall forward to CFO a completed “Appointment Result Form” which will be supplied to Physician prior to the Examination.

                    (d) Notwithstanding the above, if Physician has performed an Examination, or provided other Services, Physician shall make himself/herself available, as requested by Client(s), for ‘Addendums’, depositions, court appearances and such other Services as may be requested by the Client. This subparagraph 4(d) shall survive the expiration or termination of this Agreement in perpetuity.

          5. FEES. (a) CFO shall bill to and collect from Clients for the services rendered to them and will remit to the Physician the amount set forth on the attached Schedule A for each such Service provided by Physician to the Client, as such fees may be reduced as a result of Physician’s failure to meet the Service Requirements set forth in Schedule B attached hereto. Physician shall submit such documentation to CFO as is necessary for CFO to bill the Clients for Services performed by the Physician.

                    (b) As CFO is the party authorized to bill the Clients for Services rendered by the Physician under this Agreement, Physician shall not, under any circumstance, request, accept or collect payment from the Client or the Examinee(s). A violation of this subparagraph 5(b) shall be deemed a material breach for purposes of Paragraph 23(c)(iii).

                    (c) Physician shall be exclusively responsible for the payment of his/her employees, subcontractors, and for any overhead costs incurred in connection with the provision of the Services, and shall indemnify and hold CFO harmless for any claims of any type by any of his/hers employees or subcontractors relating to or arising from this Agreement in any way, directly or indirectly.

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                    (d) Notwithstanding anything to the contrary herein, subject to the availability of Physician as determined in accordance with Section 4 above, during each Term Year (as defined below) CFO agrees to use commercially reasonable efforts to assign to Physician, and Physician agrees to accept, such number of Services as to enable Physician to generate fees to be disbursed to Physician by CFO equal to not less than the Target Fee Amount (as defined below). The parties agree and acknowledge that the fees to be disbursed to Physician during each Term Year shall be not less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] percent ([CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]%) of the standard fees invoiced to CFO’s Clients for legal work (such legal work to include, but not be limited to, phone consultations, court appearances, attorney conferences, video testimony, discovery depositions, arbitrations, and physician preparation time related to the foregoing) performed by Physician and not less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] percent ([CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]%) of the standard fees invoiced to CFO’s Clients for non-legal work performed by Physician (each such percentage, a “Minimum Fee Percentage”), in each case as further described on Schedule A attached hereto. For purposes of this Section 5(d), “Target Fee Amount” shall mean [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] Dollars ($[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]), which shall be equal to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] percent ([CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]%) of the annual average of the standard fees invoiced to CFO’s Clients for services rendered by Physician during the two calendar years ended December 31, 2007. Amounts with respect to Services performed by Physician shall be disbursed by CFO to Physician on a monthly basis.

          6. MODIFICATION OF SCHEDULES. Schedules A and B attached hereto may be changed by from time to time by mutual agreement of the parties. In no event, however, shall the fees disbursable to Physician during each Term Year under Section 5(d) for legal work and non-legal work performed by Physician be less than the applicable Minimum Fee Percentage. Changes to Schedules A and B shall not apply to any Services which Physician has begun to perform but which Physician has not yet completed.

          7. COSTS OF PERFORMANCE. (a) Physician shall be responsible for all costs associated with the performance of the Services (e.g., professional liability insurance, office space,) other than those items and services which CFO is obligated to provide under this Agreement. Without limiting the foregoing, Physician shall utilize, without cost or charge to CFO or any other party, Physician’s own designated office space, medical or other equipment (including without limitation medical equipment needed for the Examinations), medical or office supplies, and clerical and medical staff, in support of Physician’s obligations under this Agreement.

                    (b) For the Services performed by Physician at facilities provided by CFO as a convenience, CFO will not charge Physician for basic office space, equipment, and clerical and medical staff support that is present in any event. Unless otherwise specified, Physician is responsible for all of its own expenses incurred in providing Services at facilities provided by CFO; including, but not limited to, the expense of traveling to and from said facilities to accomplish the Services designated under this Agreement.

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                    (c) Unless authorized by the Client in advance of, during or following an Examination, which Physician must confirm with CFO, (i) CFO will not reimburse Physician for any third-party charges of any type; and (ii) any third-party charges incurred for or arising out of Physician’s Services hereunder, or for tests ordered by Physician, will be Physician’s sole financial responsibility. To obtain such authorization, Physician must promptly communicate with CFO, which in turn will seek Client’s authorization.

          8. REQUIRED INSURANCE. Physician shall throughout the duration of this Agreement, (a) maintain, and provide to CFO proof of, insurance equal to the greater of [1] the insurance required to be maintained by Physician under applicable laws and regulations and [2] (i) malpractice insurance of not less than $1,000,000 per occurrence and annual aggregate of not less than $3,000,000; (ii) commercial liability insurance naming CFO as an additional insured of not less than $1,000,000 per occurrence and annual aggregate of not less than $3,000,000; and (iii) workers’ compensation insurance ([1] and [2], as applicable, are referred to herein as the “Insurance”); and (b) deliver to CFO upon demand, certificates of insurance evidencing that the Insurance is maintained in full force and effect. Any failure by Physician to maintain and provide proof of the Insurance in accordance with this Paragraph 8 and/or to deliver the aforesaid certificates of insurance shall be deemed to constitute a material breach of this Agreement.

          9. INDEMNIFICATION/REMEDIES. Physician covenants and agrees to indemnify and hold -harmless CFO, Clients, and all officers, directors, shareholders, members, employees, agents and representatives of CFO and the Clients (collectively, the “CFO Group”), from any against all liabilities, losses, claims, damages, causes of action, costs and expenses of any kind (including, without limitation, reasonable attorneys’ fees and related expenses) which result from, relate to, or arise in any way from (directly or indirectly) (i) negligent acts or omissions in connection with Physician’s performance under this Agreement, (ii) any breach by Physician of the terms and conditions of this Agreement, and/or (iii) any negligence, intentional wrongdoing or bad faith on the part of Physician and/or any individual providing services under this Agreement on behalf of Physician, whether such individual is an employee of Physician or independent contractor. In the event any action, suit or proceeding is brought against any member of the CFO Group and Physician is required to provide indemnification pursuant to and in accordance with this paragraph 9, then Physician shall, at the option of Physician, either (i) engage attorneys approved by CFO or its insurance carrier to defend such member or members, as the case may be, of the CFO Group, or (ii) reimburse such member or members, as the case may be, of the CFO Group for the reasonable fees and expenses of legal counsel engaged directly by such member or members, as the case may be, of the CFO Group. In the event that any penalties are imposed on any member of the CFO Group by an appropriate regulatory body as the result of the negligence, wrongdoing or bad faith of Physician, Physician shall indemnity the CFO Group for any penalties imposed on any member or members, as the case may be, of the CFO Group. Physician acknowledges and agrees that monetary damages would be inadequate to compensate CFO for any breach or threatened breach by Physician of its covenants and agreements set forth in this Agreement. Accordingly, Physician further acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to CFO and that, in addition to any other remedies that may be available, in law, in equity or otherwise, CFO shall be entitled to obtain injunctive relief, including without limitation, a preliminary injunction and/or temporary restraining order, against the breach or threatened breach of the provisions of this Agreement or the continuation of any such breach,

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          10. EXAMINATION REPORTS. (a) Physician agrees and acknowledges that Physician is solely responsible for evaluations, conclusions and narrative material set forth in any Report created pursuant to this Agreement; and that Physician functions as an independent professional making all determinations and assessments in accordance with Physician’s own medical judgment and expertise.

                    (b) Notwithstanding the foregoing, it during an examination of an Examinee, Physician should discover a condition that is life-threatening or poses a serious threat to health, Physician shall advise the Examinee to promptly seek examination by a licensed medical professional and/or facility for the condition discovered and shall follow up with the Examinee to ensure that he or she has sought appropriate medical care and treatment concerning the condition so discovered. Nothing stated herein shall be construed to create a physician-patient relationship.

                    (c) Physician will promptly, and within the timelines described on Schedule B attached hereto, complete and forward to CFO all required Reports, so that CFO may provide such Reports, on Physician’s behalf, to the Client(s),

                    (d) CFO shall provide Physician with general training, instruction and education concerning the form, elements, scope and other aspects of the Reports which the Clients require of Physician hereunder. Nothing in this section however, shall be construed to obligate or CFO to prepare, modify, alter or otherwise influence the content of an individual Report or otherwise affect the Physician’s independent professional opinion, evaluation or examination of a patient referred to Physician by a Client or by CFO on behalf of a Client.

          11. CONDUCT. The parties shall conduct themselves, at all times, in accordance with the highest standards of professional conduct and responsibility. All services provided by Physician shall be provided in strict conformance with the currently approved medical methods and ethical practices of the medical profession.

          12. EXAMINEE AUTHORIZATION. Physician and CFO anticipate that an Examinee shall have provided the Client with an authorization permitting the Client to release confidential medical or health care information to CFO and/or Physician and this authorization will be provided to CFO by the Client in compliance with federal and state laws and regulations. Prior to providing Services to Examinee, Physician must secure from the Examinee an Authorization, in the form of Schedule C attached hereto, permitting Physician and CFO to release Physician’s Report to the Client.

          13. INDEPENDENT CONTRACTOR.

                    (a) The parties agree and acknowledge that the business of CFO is that of arranging and facilitating (by, for example, providing marketing, contracting, scheduling, report transcription, office examination space and equipment, billing and other necessary administrative and non-medical support services) for licensed physicians such as Physician or other qualified medical personnel to perform independent medical examinations and related services (including, without limitation, physical examinations, review of medical records, radiology reviews, appearing and testifying as expert witness in legal proceedings, assisting in legal discovery and medical consulting) for insurance companies, attorneys and other third parties to examine, validate, independently review and evaluate, as the case may be, workers compensation, liability, personal injury and disability claims of persons. The practice of medicine shall always be specifically reserved to and shall be performed only by licensed physicians such as Physician and is specifically not part of CFO’s business.

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                    (b) The parties are independent contractors to each other under this Agreement and each recognize and acknowledge that there is no employer/employee or principal/agent relationship between Physician and CFO and that this is not a joint venture, partnership or the like between Physician and CFO. Nothing contained herein is intended nor shall be construed to allow CFO either to have or to exercise control, direction or supervision over the professional medical judgment, manner or methods by which Physician performs medical services under this Agreement; provided, however, that the Services to be provided hereunder by Physician shall be provided in a manner consistent with the standards governing such services and the provisions of this Agreement.

                    (c) Except as may be required by taxing authorities for backup withholding tax, CFO will not withhold from any amounts to be paid over to Physician hereunder any of the following; FICA (Social Security), federal unemployment insurance, state or federal income taxes, state disability insurance, stare unemployment insurance, workers’ compensation insurance charges or premiums, or any other withholding pursuant to any law or requirement of any governmental body relating to Physician (“Withholdings”). Physician shall not be entitled to any benefits afforded to employees of CFO (“Benefits”). Each and every one of such Withholdings and Benefits, if any, are the sole responsibility of Physician. Physician shall indemnify and hold CFO harmless from and against any and all liability to any federal or state authority relating to the withholding and benefits, attributed solely to any income paid to Physician pursuant to this Agreement. In the event the United States Internal Revenue Services should question or challenge the independent contractor status of the parties under this Agreement, the parties hereto mutually agree that both parties shall have the right to participate in any discussion or negotiation occurring with the Internal Revenue Services, even if said party did not initiate such discussions or negotiations and each shall notify the other, in advance, of any planned meeting or discussion.

                    (d) Physician and CFO shall each be solely and independently responsible for (i) their own employment obligations, and (ii) the acts or omissions of their employees.

          14. CONFIDENTIALITY. (a) Physician acknowledges and agrees that any and all Reports, records and other documents received or generated in connection with this Agreement and the Services performed hereunder, (i) shall remain and be treated as the confidential property of the Client (subject to laws relating to medical records, as applicable), and (ii) shall not be used at any time by Physician in any way adverse to CFO or the Client’s interests. Any such information will not be used by Physician for any purpose other than as expressly set forth in this Agreement, or disclosed to any other person except: [1] as permitted in this Agreement or [2] as required by federal, state and local laws and regulations.

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                    (b) Physician acknowledges that CFO has proprietary and privacy interests in (i) CFO’s Client relationship(s) and (ii) CFO’s records and information, including without limitation CFO’s medical and professional data, computer systems, pricing, methods of doing business with CFO’s Clients, CFO’s Client contacts, software, and other confidential information (including without limitation this Agreement). Physician agrees that any such records or information to which Physician has had previous access to and shall have access to pursuant to this Agreement [1] shall remain and be treated at all times as the confidential property of CFO, and [2] shall not be used at any time by Physician in any way adverse to CFO’s interests. Any such information will not be used by Physician for any purpose other than as expressly set forth in this Agreement, or disclosed to any other person except: [aa] as permitted in this Agreement or [bb] as required by federal, state and local laws and regulations.

                    (c) The parties agree that all aspects of this Agreement are confidential and that the terms shall not be disclosed to any person, firm or entity whatsoever except as may be required by law, by a Court, or as necessary to carry out the terms of this Agreement.

                    (d) This Paragraph 14 shall survive the termination or expiration of this Agreement for any reason.

          15. HIPAA. (a) Each party covenants and agrees to maintain the confidentiality of all patient medical records and patient health information in compliance with applicable federal, state and local laws and regulations, including but not limited to, the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its accompanying regulations.

                    (b) Physician agrees that if CFO, within its sole discretion, determines that it qualifies as a “business associate” of CFO’s clients, as defined by the HIPAA Privacy Rules (45 C.F.R. §164.500 et seq.), Physician shall similarly enter into and abide by the terms of the “HIPAA Addendum” attached hereto as Schedule C.

          16. USE OF NAME. Physician agrees that except as needed to perform Services requested of Physician under the terms of this Agreement, Physician shall not utilize CFO’s name or the name of any successor or related corporation or entity, whether owned by CFO in whole or in part or by any of the Shareholders of CFO in whole or in part. This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          17. NON-COMPETE/NON-SOLICITATION. (a) In consideration for CFO’s covenants herein, Physician hereby covenants and agrees that during the term of this Agreement and for an additional period of two (2) years from the date this Agreement terminates, Physician shall not, within any State in which CFO or any entity affiliated with CFO, directly or indirectly, shall have operated during the term of this Agreement (including but not limited to New Jersey) for the benefit, financial or otherwise, of Physician (i) solicit business of the type and nature of the Services provided by Physician under this Agreement, from, or (ii) perform IMEs for, any of CFO’s Clients.(“Introduction(s)”).

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                    (b) The Physician agrees that any gross revenues earned by Physician from CFO’s Clients in violation of this Agreement, net of fees to be paid to Physician under Section 5 above, will be the property of CFO and will held in trust for CFO by Physician and that Physician shall be required to pay to CFO any amount that CFO would have earned or received had such violation not occurred and the Services been provided in a manner consistent with this Agreement.

                    (c) Physician will not, during the term of this Agreement and for an additional three years (3) thereafter, solicit CFO’s employees or medical professionals associated with CFO for the benefit of either Physician or any other individual or entity.

                    (d) If a court should hold that any time frame specified herein is unreasonable, the court may prescribe a duration that is reasonable, and the parties agree to accept such a determination.

                    (e) Nothing stated in this paragraph 17 is intended to, nor shall it be construed to, limit or restrict Physician’s right to treat any patient outside of the context of a Client’s request that Physician perform an IME or otherwise provide the Services at the request of, on behalf of or for, a Client.

                    (f) This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          18. NON-DISPARAGEMENT. The parties agree as of the Effective Date of this Agreement and continuing thereafter, not to directly or indirectly disparage each other in any way whatsoever. This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          19. BREACH OF AGREEMENT. In the event of an actual or threatened breach by either party of Paragraphs 14, 15, 16, 17 or 18 of this Agreement, the breaching party shall be responsible for all legal fees and costs incurred by the other party for any legal action brought by it to enforce those provisions.

          20. NOTIFICATION OF CHANGE OF STATUS. Physician will promptly notify CFO if his/her license, or the license of any of the other physicians in his/her Group, is suspended or revoked, or if the information on the CFO/IME Provider Application becomes or is learned to be inaccurate or incomplete, or if a claim of any type is asserted against Physician by any Examinee(s) examined by Physician hereunder.

          21. GOVERNANCE. This Agreement shall be governed by, and construed, in accordance with the laws of the State of New Jersey. It shall also be governed by federal and state regulations relating to the privacy of an Examinee’s health care information, with which each party represents and warrants that it is and shall remain in compliance. The parties consent to the filing of an action in, and hereby personally submit to jurisdiction of, the state or federal courts located in the State of New Jersey and further agree that such courts shall be exclusive courts of jurisdiction and venue for any litigation which the parties may file.

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          22. DISPUTES. (a) Except as may be necessary to enforce the provisions of Paragraphs 14, 15, 16, 17 or 18 by temporary injunction, permanent injunction or other equitable relief, any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, any dispute between CFO and Physician relating to or arising from this Agreement, or any of its covenants, terms or conditions, or its enforcement, validity or interpretation, such dispute shall be subject to confidential binding arbitration in lieu of judicial process. The arbitration shall be conducted exclusively in Livingston or West Orange, New Jersey, at such location as the parties shall designate within fifteen (15) days of the filing of the demand for arbitration. Arbitration shall be conducted pursuant to the commercial rules of the American Arbitration Association (“AAA”); using a mutually-selected (or failing same, AAA-designated) arbitrator who is knowledgeable and experienced in the area of providing health care services. The Cost of such proceedings shall be paid for equally by both parties, except that the parties shall pay their own attorneys fees, expert fees, and other costs unless otherwise provided in this Agreement.

                    (b) Notwithstanding the foregoing, (i) the parties may seek emergent or other judicial relief to enforce Paragraphs 14, 15, 16, 17 and 18 hereof; and (ii) either party hereto may seek emergent judicial relief to preserve the status quo pending arbitration or enjoin an incorrectly venued arbitration. The state and federal courts of New Jersey sitting in the County of Essex, New Jersey (“NJ Courts”) shall have exclusive jurisdiction to hear such matters.

                    (c) Subject to the provisions above, each party irrevocably (i) submits to the personal jurisdiction of NJ Courts with respect to matters arising out of or relating hereto; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in NJ Courts; and (iii) waives the defense of an inconvenient forum.

                    (d) Any proceedings to enforce, vacate, modify, enjoin, or otherwise affect any arbitration award or arbitration proceeding shall be brought exclusively in New Jersey. Once that arbitration award is reduced to a judicial judgment in New Jersey, any such judgment may be enforced anywhere in the world by any judicial or other tribunal. The prevailing party in any action mentioned in this paragraph shall be entitled to costs and reasonable attorney’s fees incurred (i) in any such action or proceeding and (ii) in any further collection efforts.

                    (e) In the event any provision of this Agreement is declared void or unenforceable by a NJ Court, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          23. TERM. (a) This Agreement commences on the Effective Date of this Agreement and will remain in effect for a term of three (3) years (such term, the “Initial Term” and each such year, a “Term Year”), and will be deemed automatically renewed from year to year for a “Term Year” unless and until cancelled pursuant to Paragraph 23(b) or (c) of this Agreement.

                    (b) This Agreement may be terminated at any time with or without cause upon not fewer than sixty (60) days’ written notice (i) by Physician during the Initial Term and (ii) upon renewal of the Initial Term, by either party at any time thereafter.

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                    (c) This Agreement shall automatically terminate, at the election of CFO, upon the occurrence of one or more of the following events: (i) Physician’s license to practice medicine in any jurisdiction is revoked, suspended or limited for a period in excess of thirty (30) days; (ii) Physician’s medical staff privileges at any health care institution are terminated, suspended or limited, voluntarily or involuntarily, for a period in excess of thirty (30) days; (iii) Physician’s material breach of any term, covenant or condition of this Agreement; (iv) Physician’s failure to discharge Physician’s duties to the reasonable satisfaction of CFO; (v) Physician is found guilty of a crime of moral turpitude; (vi) Physician’s participation in any dishonest act involving the assets of CFO, whether or not of a criminal nature; (vii) the involuntary or voluntary liquidation of CFO, the appointment of a receiver for CFO, or the assignment of this Agreement for the benefit of creditors; (viii) the death of Physician; or (ix) Physician’s inability to work with other independent contractors or employees of CFO, which inability shall be determined in the sole discretion of CFO.

                    (d) In the event this Agreement is terminated by either party for any reason, Physician agrees, at the election of CFO, (i) to honor all terms and conditions of the Agreement including, but not limited to, those Pertaining to any Evaluations/Examinations already scheduled and in process prior to notice of termination, including without limitation the completion of any Report as to which Examinations or other Services have been performed; and (ii) to comply with all requests from CFO or CFO’s Client for ‘Addendum(s)’, deposition testimony, courtroom testimony or other services related thereto as to any Examinee already scheduled, examined or evaluated that CFO’s client requests. Physician shall be paid for such Services in accordance with the terms of this Agreement by CFO despite the termination of this Agreement.

          24. HEADINGS. The headings of this Agreement shall have no legal significance and are used solely for the identification of particular paragraphs.

          25. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties, superseding all other writings and all oral discussions, agreements or negotiations, other than with respect to the Merger Agreement and any Company Ancillary Documents (as defined in the Merger Agreement).

          26. MODIFICATION. This Agreement may only be modified or waived in writing; there shall be no waiver or modification by conduct.

          27. NOTICE. Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have been given if either delivered personally or mailed, postage prepaid, registered or certified mail, addressed as follows;

To CFO:	CFO Medical Services, Inc.
c/o ExamWorks, Inc., Attn: Michael J. Bendit
1500 Pleasant Valley Way, Suite 301
West Orange, NJ 07052

To Physician:	Edward M. Decter, M.D.
46 Sullivan Drive
West Orange, NJ 07052

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          28. WAIVER. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to enforce that term or any other term of this Agreement.

          29. CONFIDENTIALITY. The parties hereto agree that all aspects of this Agreement are confidential and that such terms shall not be disclosed to any person, firm or entity whatsoever except as may be required by law, by a court, or as necessary to carry out the terms of this Agreement.

          30. EXHIBITS AND/OR SCHEDULES. Each exhibit and/or schedule to this Agreement shall be considered a part hereof as if set forth in the body of this Agreement in full.

          31. COUNTERPART AS ORIGINAL; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counter parts, and each such executed counterpart shall be considered as original. Facsimile signatures shall be binding and shall be deemed as original signatures.

          32. SEVERABILITY. This Agreement is intended to perform in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person, entity, or circumstance is found, for any reason or to any extent to be invalid or unenforceable, the remainder of this Agreement and the application hereof to any person, entity, or circumstance shall not be affected thereby, but rather the remainder of this Agreement shall be enforced to the greatest extent permitted by law.

          33. INTERPRETATION. It is specifically understood and agreed by and between the parties that this Agreement is the result of negotiations between the parties. Accordingly, it is understood and agreed that all parties shall be deemed to have drawn these documents and there shall be no negative inference from the language of this Agreement by any fact finders as against any party.

[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

WITNESS:	PHYSICIAN:

/s/ Greg Decter	/s/ Edward M. Decter, M.D.

Name: Greg Decter	Name: Edward M. Decter, M.D.

ATTEST:	CFO MEDICAL SERVICES, INC.

/s/ Greg Decter	By:	/s/ Pauline Murano

Name: Greg Decter		Name: Pauline Murano
Title: VP Operations		Title: General Manager

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SCHEDULE A

FEES

See attached.

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SCHEDULE B

SERVICE REQUIREMENTS

See attached.

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SERVICE REQUIREMENTS

Physician understands that CFO has Clients which require his/her Services and that such Clients have communicated to CFO their minimum requirements with respect to the performance of the services. Accordingly, in order to ensure compliance with the requirements of Clients with respect to the Services to be rendered by Physician to such Clients, the requirements see forth below must be satisfied in the performance of Services.

1.	Initial Independent Medical Examination - the following requirements must be met for the initial independent medical evaluation to be considered complete:

	A.	For the purpose of clarification of any uncertainties, review the medical records/films and cover letter prior to examinee’s visit.

	B.	Physician performs the evaluation.

C.

Physician agrees to contact CFO, which, in turn, may seek the Client’s authorization for payment prior to Physician’s performance of or request to perform any diagnostic tests. Upon authorization, Physician will arrange or perform all diagnostic tests necessary for a complete examination (including establishing diagnosis).

	D.	Answer every relevant question, if any, as communicated to Physician by CFO on behalf of the Client, from the cover letter with substantiated medical evidence.

	E.	Complete all required forms (if any) provided to Physician on behalf of the Client.

	F.	Submit to CFO within ten (10) working days of performance of the evaluation, for transmission to the Clients, a final, signed medical report, including all requested clarifications.

2.

Addendum - An Addendum report is necessary from Physician when additional medical records and/or films are received and reviewed by Physician after the initial evaluation report has been mailed. Physician understands that the following requirements must be met for the Addendum report to be considered complete:

	A.	In conjunction with the initial report of findings, review the additional medical records/films and cover letter and produce a supplemental report.

	B.	Submit to CFO within ten (10) working days, for transmission to the client, the final, signed Addendum report including all requested clarifications,

3.

Independent Medical Record Review Report - A medical record review report is produced by Physician when medical records are received and reviewed by Physician without performing a physical medical evaluation of the claimant. Physician understands that the following requirements must be met for the medical record review report to be considered complete:

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A.	Corroborate all the information provided by reviewing the medical records and cover letter, and generate a medical report.

B.	Submit to CFO, within ten (10) working days, for transmission to the Client, a final, signed medical record review report including all requested clarifications.

C.	Answer every requested question, if any, from the cover letter with substantiated medical evidence.

I, as the Independent Contractor, have read and agree with the terms of disbursement and other requirements included on this Attachment.

BY:	/s/ Edward M. Decter, M.D.	July 14, 2008 Date

Physician Signature

BY: Edward M. Decter, M.D.

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SCHEDULE C

HIPAA ADDENDUM

See attached.

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HIPAA ADDENDUM

          THIS ADDENDUM shall modify and supplement the Agreement by and between CFO Medical Services, Inc. (“CFO” or “Business Associate”) and Edward M. Decter, M.D. (“IC” or “Subcontractor”) (collectively referred to as the “Parties”) entered into on July 14, 2008 (the “Agreement”). This Addendum incorporates by reference the Agreement and any and all Schedules executed by CFO.

          WHEREAS, the Federal government, pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), has promulgated privacy regulations relating to the use, storage, transmission, and disclosure of patients’ private health information (45 C.F.R. 5164. Parts 160 and 164)(referred to herein as the “Privacy Regulations”); and

          WHEREAS, CFO, as a business associate, may be required to protect the privacy and confidentiality of health information by adhering to certain restrictions and conditions; and

          WHEREAS, the Privacy Regulations require business associates to ensure that any agent to whom it provides protected health information agrees to the same restrictions and conditions.

          NOW, THEREFORE, intending to be legally bound hereto, the Parties hereby agree as follows:

Section 1.          DEFINITIONS.

1.1 Definition. Terms used but not otherwise defined in this Addendum shall have the same meaning as those terms in the Privacy Regulations.

1.2 “Protected Health Information”. The term “Protected Health Information” (“PHI”) shall mean information that (i) is created or received by the Covered Entity, (ii) relates to the past, present, or future physical or mental condition of an individual, the provision of health care to an individual, or the payment for the provision of health care to an individual, and (iii) either identifies an individual or there is a reasonable basis to believe that it could be used to identify an individual.

Section 2.          PERMITTED USES AND DISCLOSURES OF PROTECTED HEALTH INFORMATION.

2.1 Compliance. The Parties agree to comply with the relevant Privacy Regulations as may be modified from time to time.

2.2 Permitted Uses and Disclosures. Except as otherwise limited in the Agreement and/or this Addendum, or otherwise prohibited or limited by any applicable law, rule or regulation, IC may use or disclose PHI to perform functions, activities or services for, or on behalf of, CFO as specified herein, provided that such use or disclosure (i) involves only the minimum amount of such PHI as is necessary for such performance; and (ii) would not violate the Privacy Regulations if done by a Covered Entity.

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Except as otherwise set forth herein, IC may disclose PHI for the purpose of its proper management and administration, provided that disclosures are required by law, or IC obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies IC of any instances of which it is aware in which the confidentiality of the information has been breached.

Section 3.          RESPONSIBILITIES OF THE PARTIES WITH RESPECT TO PHI.

3.1	Obligations and Activities of IC.

	(a)	IC agrees not to use or disclose PHI other than as permitted or required herein or as required by law.

	(b)	IC agrees to use appropriate safeguards to prevent the use or disclosure of PHI other than as provided for herein.

(c)

IC agrees to mitigate, to the extent practicable, any harmful effect that is known to IC of a use or disclosure of PHI by IC or its employees or agents in violation of the requirements of this Addendum.

	(d)	IC agrees to immediately report to CFO any use or disclosure of PHI not provided for by this Addendum of which it becomes aware.

(e)

IC agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from, or created or received by IC on behalf of CFO, agrees to the same restrictions and conditions that apply through this Addendum to IC with respect to such information.

(f)

IC agrees to provide access, at the request of CFO, and in the time and manner as reasonably directed by CFO, to PHI in a Designated Record Set (as such term is defined by HIPAA), to CFO, or as directed by CFO to an individual, in order to meet the requirements under 45 C.F.R. §164.524.

(g)

IC agrees to make any amendments to PHI in a Designated Record Set that CFO directs or agrees pursuant to 45 C.F.R. §164.526, at the request of CFO or an individual, and in the time and manner as reasonably directed by CFO.

	(h)	IC agrees to document and make available to CFO, in a time and manner as reasonably directed by CFO, information required to provide an accounting of disclosures in accordance with 45 C.F.R. §164.528.

(i)

IC agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by IC on behalf of CFO, available to CFO or to the Secretary of the Department of Health and Human Services (the “Secretary”), in a time and manner as reasonably directed by CFO.

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3.2	Obligations of CFO.

	(a)	CFO shall notify IC of any changes in, or revocation of, permission by an individual to use or disclose PHI, to the extent that such changes may affect IC’s use or disclosure of PHI.

	(b)	CFO shall notify IC of any restriction to the use or disclosure of PHI in accordance with 45 C.F.R. §164.522, to the extent that such restriction may affect IC’s use or disclosure of PHI.

Section 4.          Term And Termination.

4.1	Term. This Addendum shall become effective as of the date first set forth above and shall continue in effect until otherwise terminated in accordance with this Section 4.

4.2	Termination by CFO. Upon CFO’s knowledge of a material breach by IC or its employees or agents of the provisions of this Addendum, CFO shall either:

	(i)	Provide an opportunity for IC to cure the breach or end the violation; or

	(ii)	Immediately terminate the Agreement and this Addendum.

4.3

Automatic Termination. This Addendum will automatically terminate without any further action of the Parties upon the termination or expiration of (i) the Agreement between the Parties, or (ii) the Privacy Regulations; or in the event CFO determines that it no longer qualifies as a business associate.

4.4	Obligations of the IC upon Termination or Non-Renewal.

(a)

Return or Destruction. Upon the termination or non-renewal of the Agreement and/or Addendum for any reason, IC agrees to return or destroy, at CFO’s election, all PHI received from, or created or received by, the IC on behalf of CFO that IC still maintains in any form, and shall retain no copies of such PHI.

(b)

Non-Return or Destruction. If CFO agrees that it is not feasible for IC to return or destroy the PHI upon the termination or non-renewal of the Agreement and/or Addendum for any reason IC agrees to extend indefinitely any and all protections, limitations and restrictions contained in this Addendum to its use and/or disclosure of any PHI.

	(c)	The provisions of this Section 4.4 under this Addendum shall survive the termination or non-renewal of the Agreement and/or Addendum, for any reason.

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Section 5.          Miscellaneous.

5.1

Effect on Agreement. In the event of conflict between this Addendum and the Agreement, this Addendum shall prevail. Except as otherwise defined herein, words and phrases defined in the Agreement shall continue to have the meanings ascribed to them in the Agreement. All other terms, conditions and covenants set forth in the Agreement and not expressly modified herein shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

WITNESS:	IC

/s/ Greg Decter	/s/ Edward M. Decter, M.D.

Name: Greg Decter	Name: Edward M. Decter, M.D.

ATTEST:	CFO MEDICAL SERVICES, INC.

/s/ Greg Decter	By:	/s/ Pauline Murano

Name: Greg Decter		Name: Pauline Murano
Title: VP Operations		Title: General Manager

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